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EXHIBIT 23.6


             CONSENT OF WRIGHT, MOORE, DEHART, DUPUIS & HUTCHINSON, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                  ---------------------------------------------

We hereby consent to the use in the S-1 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 23, 2005 related to the financial statements of Delta Rental Service, Inc. as of December 31, 2003 and December 31, 2004 and the Years ended December 31, 2003 and December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                      /s/ Wright, Moore, Dehart, Dupuis & Hutchinson, LLC

Wright, Moore, Dehart, Dupuis & Hutchinson, LLC
Lafayette, Louisiana
May 19, 2005